UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIBERATOR MEDICAL HOLDINGS, INC.

 (Exact Name of Registrant as Specified in its Charter)

Nevada	87-0267292
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2979 SE Gran Park Way, Stuart, Florida	34997
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☑

Securities Act registration statement file number to which the form relates:  _________________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.                      Description of Registrant’s Securities to be Registered.

The description of the Common Stock is incorporated by reference to the information set forth under the heading “Description of Securities to be Registered” contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-152652) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2008 (as amended, the “S-1 Registration Statement”).

Item 2.                      Exhibits.

The following exhibits are filed as a part of this Registration Statement on Form 8-A:

Exhibit
Number	Description
3.1
Articles of Incorporation of the Registrant (formerly known as Cardiff Communications, Inc.), dated September 21, 1999, as amended by the Certificate of Amendment to Articles of Incorporation, dated August 26, 2005, and the Certificate of Amendment to Articles of Incorporation, dated June 4, 2007 (incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement)

3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2008)
4.1	Specimen Certificate for the Registrant’s Common Stock (filed herewith)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  June 10, 2009

LIBERATOR MEDICAL HOLDINGS, INC.

By:	/s/ Mark A. Libratore
Mark A. Libratore
President and Chief Executive Officer